Ex-99.2 a)



                                                                       EXHIBIT 1


                  MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE
                    WITH THE USAP MINIMUM SERVICING STANDARDS


January 25, 2001

As of and for the year ended December 31, 2000, except as specifically noted below, BA Mortgage, LLC and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of .America, N.A., has complied in all material respects with the minimum servicing standards (the "Standards") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAF"). During the year ended December 31, 2000, the following instance of noncompliance with the Standards occurred; however, this instance has been remedied and procedural enhancements continue to be implemented.

o Standard: Custodial bank account and related bank clearing account reconciliations shall be prepared within forty-five (45) calendar days after the cutoff date and documented reconciling items shall be resolved from these reconciliations within ninety (90) calendar days of their original identification.

     During the year ended December 31, 2000, management continued to isolate and review reconciling items in custodial accounts related to certain real estate mortgage investment conduits. For the months January through May, reconciling items had been outstanding for more than 90 days; as of December 31, 2000, no reconciling items had been outstanding for more than 90 days

Management has taken definitive actions and implemented procedures and controls to address and correct the instance of noncompliance which occurred during 2000.

As of and for the year ended December 31, 2000, the Company was covered by Bank of America Corporation's fidelity bond insurance coverage and mortgage servicing errors and omissions insurance coverage in the amounts of $275,000,000 and 5275,000,000, respectively.



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/s/ Kevin M. Shannon                                 /s/ Daniel F. Hellams
----------------------------                         ---------------------------
Kevin M. Shannon                                     Daniel F. Hellams
President                                            President
Consumer Real Estate                                 Bank of America Mortgage

/s/ Denise C. Sawyer                                 /s/ Gary K. Bettin
----------------------------                         ---------------------------
Denise C. Sawyer                                     Gary K. Bettin
Chief Financial Officer                              Consumer Real Estate
Bank of America Mortgage                             Loan Servicing Executive
                                                     Bank of America Mortgage

/s/ J. Mark Hanson                                   /s/ H. Randall Chestnut
----------------------------                         ---------------------------
J. Mark Hanson                                       H. Randall Chestnut
Senior Vice President                                Senior Vice President
Bank of America Mortgage                             Bank of America Mortgage

/s/ Jeanne Bader
----------------------------
Jeanne Bader
Senior Vice President
Bank of America Mortgage

Ex-99.2 b)

As of and for the year ended December 31, 2000, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $110 million and $20 million, respectively.

Cendant Mortgage Corporation

/s/ Terence W. Edwards                      /s/ Martin L. Foster
-------------------------------------       --------------------------
Terence W. Edwards                          Martin Foster
President and Chief Executive Officer       Vice President - Servicing
                                            Management Group